EXHIBIT 99.1.1

CONTACT:	Eileen H. Dunn
Investor Relations/Public Relations
561/438-4930
edunn@officedepot.com

Brian Levine
Public Relations
561/438-2895
blevine@officedepot.com

OFFICE DEPOT ANNOUNCES ORGANIZATIONAL AND LEADERSHIP CHANGES
DESIGNED TO STRENGTHEN NORTH AMERICAN OPERATIONS

(Delray Beach, FL) September 29, 2003 — OFFICE DEPOT, INC. (NYSE: ODP) today announced several changes in the organizational structure of its senior management team that are designed to strengthen North American operations by consolidating responsibility for key operating functions.

•	The Company has created a new position titled President, North America. This new role will have overall responsibility for all operating functions in North America.

•	The Company has appointed Mark Holifield to the new post of Executive Vice President, Supply Chain. In his new role, Holifield will have responsibility for all warehouse, crossdock and replenishment activities in North America and will report to the President, North America.

•	The Company has created the new position of Executive Vice President, Sales, with overall responsibility for all delivery sales in North America. It has promoted Cynthia Campbell, currently Senior Vice President of Sales for the East Region of the Business Services Group (BSG), to serve in this new role.

•	As a result of these organizational changes, Robert Keller, President of the Company’s Business Services Group, is leaving Office Depot.

Bruce Nelson, Office Depot’s Chairman & CEO, commented on the various organizational changes,

•	President, North America. “With our acquisition of Guilbert earlier this year and the continued growth of our businesses on a multi-national basis, I recognized the need to consolidate responsibility for the operational activities of our Company in North America, just as they are consolidated under our European President, Rolf van Kaldekerken, who has overall responsibility for European operations and reports to me. This newly created position will add depth and strength to our leadership organization and will give me the opportunity to spend more time and more of my focus and attention on our worldwide strategic and growth initiatives.”

“We have been engaged for several months with a leading search firm to find the right person to fill this significant leadership role and expect to name an executive to fill this important role in the near future.”

“Reporting to our new President, North America will be the President of our North American Retail Stores, and our EVPs of marketing, merchandising, supply chain and sales.” Nelson added.

Nelson continued, “We are also announcing today several important strategic changes in how we organize certain of our key operating activities.

•	EVP, Supply Chain. We are consolidating all of our North American supply chain functions under a single executive, Mark Holifield, with responsibility for all of our North American warehouses, crossdocks and replenishment activities. Our supply chain requirements have evolved over time as we have become more sophisticated in our inventory management and delivery capabilities. We want a single organization to manage the flow of goods throughout our Company to ensure continued success in driving down costs while maintaining even higher levels of customer service. Previously, the responsibility for our 22 U.S. warehouses and 10 crossdocks that supply our North American retail stores and our replenishment functions all reported to different organizations.

Our goal is to establish a more seamless supply chain organization that can respond efficiently to all of our inventory management and replenishment requirements across our North American business units. Mark Holifield (age 47) is a proven executive with our Company, having taken on increasing roles of responsibility over nine years in our logistics, transportation and supply chain. He is well prepared and ideally suited for this position. Our Senior Vice President, Distribution; Vice President, Replenishment; Vice President, Crossdocks and various functional Vice Presidents supporting our supply chain functions will now report to Mark.

•	EVP, Delivery Sales. We also have established a new executive level position focused exclusively on all of our delivery sales activities in North America. We have promoted Cindy Campbell, a proven contract sales executive in our BSG, to this new position. She will guide all of the sales activities of our North American contract, e-commerce and the Office Depot-brand and Viking-brand catalog operations. Reporting to Cindy will be our Senior Vice President, Business Direct (North American catalog and e-commerce operations), our Senior Vice Presidents of BSG sales for the Eastern and Western United States, our Vice Presidents of National Accounts, Sales Planning, and various functional activities supporting BSG.

Cindy has served most recently as Senior Vice President of our Business Services Group for the Eastern half of the United States. Campbell (age 51) has been with Office Depot for eight years in roles of increasing responsibility in our BSG organization.”

Nelson continued, “Once we fill the new position of President, North America and turn over to that person direct accountability for all of our operating activities in North America, the number of my direct reports will be greatly reduced, consisting of the Presidents of our operations in North America and Europe, along with our CFO, CIO, EVP–E-Commerce, General Counsel and head of Human Resources. Rick Lepley, President of Office Depot Japan, also will report to me.”

“By adding leadership to our team in North America and at the same time reducing the complexity of my executive organization, I will have more opportunity to manage the important over-arching issues facing our Company in a highly competitive business and a difficult economy.”

Nelson concluded that, as a result of these changes, “Bob Keller, President of our North American Business Services Group, has decided to leave our organization, effective today. Bob is leaving with our gratitude for a job well done and our best wishes.”

About Office Depot

With annual sales of nearly $13 billion, no one sells more office products to more customers in more countries than Office Depot.

Founded in 1986 and headquartered in Delray Beach, FL, the company conducts business in 22 countries and employs nearly 50,000 people worldwide.

Operating under the Office Depot, Viking Office Products, Viking Direct, 4Sure.com and Guilbert brand names, Office Depot is an industry leader in every distribution channel – from retail stores and contract delivery to catalogs and e-commerce. The company is the world’s number two online retailer – on target to generate $2.5B in sales for FY’03 – and is home to a number of award-winning web sites, including http://www.espanol.officedepot.com/ one of the first fully functional, Spanish-language retail sites. The Company operates an award-winning U.S. Office Depot brand web site at www.officedepot.com where customers can access Office Depot’s low competitive prices seven days a week, twenty-four hours a day. The Company also operates more than 30 other web sites in the U.S. and 13 international countries including: Austria, Belgium, Canada, France, Japan, Germany, Ireland, Italy, Luxembourg, the Netherlands, Spain, Switzerland and the United Kingdom.

In North America, Office Depot has more than 870 retail stores in addition to a national business-to-business delivery network supported by 24 delivery centers, more than 60 local sales offices and 13 regional call centers.

The company’s common stock is traded on the New York Stock Exchange under the symbol ODP and is included in the S&P 500 Index.

Additional press information can be found at: http://mediarelations.officedepot.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: Except for historical information, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, including without limitation all of the projections and anticipated levels of future performance, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by Office Depot in its filings with the United States Securities and Exchange Commission (“SEC”), including without limitation its most recent filing on Form 10-K, filed on March 13, 2003 and in our 10-Q and 8-K filings made from time to time. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.